FOR IMMEDIATE RELEASE Houston November 14, 2018

BP Midstream Partners LP (NYSE: BPMP)                         Exhibit 99.1
THIRD QUARTER 2018 RESULTS
Momentum continues; BPMP delivers another quarter of strong earnings and Cash available for distribution
Delivering on its investment proposition; mid-teens per unit distribution growth for 2018 on-track

Highlights
-
•
Exceeded IPO forecasts for Net Income, Adjusted EBITDA and Cash available for distribution attributable to the Partnership.
•
Increased quarterly distribution to 29.15 cents per unit; a cumulative 11% increase above the Partnership’s minimum quarterly distribution.
•
Forecast increase in next quarterly distribution will achieve mid-teens per unit distribution growth for 2018.
•
Expect to be at top end of Cash available for distribution guidance ($140-145 million) for 2018; 2019 guidance of $160-170 million.

GAAP Measures:
•
Net income attributable to the Partnership in the quarter was $35.2 million (or $0.34 per unit), exceeding the IPO forecast of $29.8 million for the same period.
•
Cash from operating activities was $45.7 million for the three months ended September 30, 2018.
•
Cash on hand was $49.4 million at September 30, 2018.

Non-GAAP Measures:
•
Adjusted EBITDA* attributable to the Partnership in the quarter was $37.7 million, compared with the IPO forecast of $32.3 million for the same period.
•
Cash available for distribution* attributable to the Partnership generated in the quarter was $34.1 million, compared with the IPO forecast of $32.9 million for the same period.
•
Quarterly cash distribution: On October 12, 2018, the board of directors of the general partner of BPMP declared an increased quarterly cash distribution of $0.2915 per unit for the third quarter of 2018; an increase of $0.0290 over the Partnership’s minimum quarterly distribution.
•
Distribution coverage ratio was 1.12 times for the period.

* Adjusted EBITDA and cash available for distribution are Non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

Third Quarter	** This represents the 3Q18 IPO forecast in our Prospectus dated October 25, 2017.
Webcast and Conference Call
A webcast and conference call will be held at 9:00 a.m. CDT on November 14, 2018, hosted by Robert Zinsmeister, Chief Executive Officer, Craig Coburn, Chief Financial Officer, and Brian Sullivan, Vice President Investor Relations, to discuss BPMP’s performance in the third quarter 2018. Interested parties may listen to the presentation at www.bpmidstreampartners.com, by clicking on the “2018 Third Quarter Financial Results Webcast” link, found under the "Events & presentations" section. A replay of the webcast will be available following the live event. The Partnership has also posted an investor presentation to its website. Information on the Partnership's website does not constitute a portion of this press release.

Robert Zinsmeister – Chief Executive Officer:
“Our high quality portfolio is performing very well, delivering another strong result in the quarter. Through our actions, we are demonstrating to our unitholders a solid track record of performance, allowing us to increase our distribution each quarter since IPO. With the forecast increase in our next quarterly distribution, we expect to deliver our unitholders mid-teens per unit distribution growth for 2018. And we remain committed to our target of mid-teens per unit annual distribution growth through 2020. We started the fourth quarter by successfully completing our first dropdown, confirming our ability to execute attractive dropdowns, which are accretive, bring stable cash flows from high quality assets, with well-established customers and meaningful future growth potential. The strength of our sponsored MLP model positions us differentially to deliver consistent, top-tier distribution growth.”

FOR IMMEDIATE RELEASE Houston November 14, 2018

About BP Midstream Partners
BPMP is a fee-based, growth-oriented master limited partnership formed by BP Pipelines (North America), Inc. (“BP Pipelines”) to own, operate, develop and acquire pipelines and other midstream assets. BPMP’s assets consist of interests in entities that own crude oil, natural gas, refined products and diluent pipelines serving as key infrastructure for BP and other customers to transport onshore crude oil production to BP’s Whiting Refinery and offshore crude oil and natural gas production to key refining markets and trading and distribution hubs. Certain of BPMP’s assets deliver refined products and diluent from the Whiting Refinery and other U.S. supply hubs to major demand centers.

For more information on BPMP and the assets owned by BPMP, please visit www.bpmidstreampartners.com.

Factors Affecting Comparability

•
The financial results prior to our initial public offering (the "IPO") on October 30, 2017 only included the results of the BP2, River Rouge and Diamondback pipeline systems and related assets (collectively, “our accounting predecessor”, the “Predecessor”, or the “Wholly Owned Assets”). Our equity method investment, Mars Pipeline Company LLC, and our consolidated subsidiary, Mardi Gras Transportation System Company LLC, are not included in the results of our accounting predecessor.

•
Effective October 30, 2017, we pay an annual fee to BP Pipelines of $13.3 million, for general and administrative services, and reimburses BP Pipelines for operating services under an omnibus agreement with BP Pipelines. In addition, following the IPO we incur incremental cash expenses associated with being a publicly traded partnership.

•	Effective October 30, 2017, we entered into commercial agreements that contain minimum volume commitments with a major related-party customer. These agreements were not in place prior to the IPO.

•
Federal and state income taxes were reflected on the historical financial statements of our accounting predecessor. BPMP is a non-taxable entity and does not record any income tax expense in its consolidated financial statements.

Factors affecting comparability are detailed further in the “Factors Affecting the Comparability of Our Financial Results” in our quarterly report on Form 10-Q for the three and nine months ended September 30, 2018 filed with the Securities and Exchange Commission (“SEC”) on November 14, 2018.

Cautionary Statement
Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent BPMP’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of BPMP’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, BPMP does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for BPMP to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in BPMP’s filings with the SEC, including the annual report on Form 10-K for the year ended December 31, 2017 filed with SEC on March 22, 2018. The risk factors and other factors noted in BPMP’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Financial Measures
This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

FOR IMMEDIATE RELEASE Houston November 14, 2018

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities, respectively. Adjusted EBITDA and cash available for distribution should not be considered as an alternative to GAAP net income or net cash provided by operating activities.

Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. You should not consider Adjusted EBITDA or cash available for distribution in isolation or as a substitute for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

References to Adjusted EBITDA in this press release refer to net income before net interest expense, income taxes, gain or loss from disposition of property, plant and equipment and depreciation and amortization, plus cash distributed to the Partnership from equity method investments for the applicable period, less income from equity method investments. We define Adjusted EBITDA attributable to the Partnership as Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. We define cash available for distribution as Adjusted EBITDA attributable to the Partnership plus net adjustments from volume deficiency agreements, less maintenance capital expenditures, net interest paid/received, cash reserves, and income taxes paid. Cash available for distribution will not reflect changes in working capital balances.

The Partnership is unable to provide financial guidance for projected net income or net cash provided by operating activities without unreasonable effort, and, therefore, is unable to provide a reconciliation of its Adjusted EBITDA and cash available for distributions projections to net income or net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP.

The Partnership has not included a reconciliation of projected cash available for distribution to the nearest GAAP financial measure for 2018 because it cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Further Information
BP Press Office, US: +1 281-366-4463, uspress@bp.com
BPMP Investor Relations, US: +1 832-664-6996, bpmpir@bp.com

FOR IMMEDIATE RELEASE Houston November 14, 2018

RESULTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands of dollars, unless otherwise indicated)	2018	2018	2017	2018	2018	2017
	IPO Forecast		Predecessor	IPO Forecast		Predecessor
Revenue	$27,700	$32,074	$27,016	$81,732	$87,628	$80,544
Costs and expenses
Operating expenses	4,896	4,398	5,007	14,330	12,052	12,192
Maintenance expenses	1,626	671	1,427	2,599	1,598	2,908
Loss/(Gain) from disposition of property, plant and equipment	—	—	—	—	—	(6)
General and administrative	4,000	5,287	1,222	12,000	13,355	3,627
Depreciation	727	663	675	2,181	1,987	2,007
Property and other taxes	100	165	113	361	388	267
Total costs and expenses	11,349	11,184	8,444	31,471	29,380	20,995
Operating income	16,351	20,890	18,572	50,261	58,248	59,549
Income from equity method investments	24,149	22,581	—	68,559	66,262	—
Other income (loss)	—	—	380	—	—	(108)
Interest (income) expense, net	200	(20)	—	600	119	—
Income before income taxes	40,300	43,491	18,952	118,220	124,391	59,441
Income tax expense	—	—	7,403	—	—	23,219
Net income	40,300	43,491	$11,549	118,220	124,391	$36,222
Less: Net income attributable to non-controlling interests	10,525	8,272		31,707	28,163
Net income attributable to the Partnership	$29,775	$35,219		$86,513	$96,228

Net income attributable to the Partnership per limited partner unit - basic and diluted (in dollars):
Common units		$0.34			$0.92
Subordinated units		$0.34			$0.92

Distributions declared per limited partner unit (in dollars):
Common units		$0.2915			$0.8315
Subordinated units		$0.2915			$0.8315

Weighted average number of limited partner units outstanding - basic and diluted (in millions):
Common units – public		47.8			47.8
Common units – BP Holdco		4.6			4.6
Subordinated units – BP Holdco		52.4			52.4

FOR IMMEDIATE RELEASE Houston November 14, 2018

ADDITIONAL FINANCIAL DATA (UNAUDITED)

(in thousands of dollars, except per-unit data and ratio data)	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Quarterly distribution declared per unit (in dollars)	$0.2915	$0.8315
Adjusted EBITDA attributable to the Partnership	37,650	106,458
Cash available for distribution attributable to the Partnership	34,125	103,138
Distribution declared:
Limited partner units – public	13,932	39,741
Limited partner units – BP Holdco	16,604	47,359
General partner units – BP Holdco	—	—
Total distribution declared	30,536	87,100
Coverage ratio(1)	1.12	1.18

(1)	Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

FOR IMMEDIATE RELEASE Houston November 14, 2018

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET INCOME

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2018	2017	2018	2018	2017
(in thousands of dollars)	IPO Forecast		Predecessor	IPO Forecast		Predecessor
Net income	$40,300	$43,491	$11,549	$118,220	$124,391	$36,222
Add:
Depreciation	727	663	675	2,181	1,987	2,007
Gain from disposition of property, plant and equipment	—	—	—	—	—	(6)
Income tax expense	—	—	7,403	—	—	23,219
Interest (income) expense, net	200	(20)	—	600	119	—
Cash distribution received from equity method investments – Mars	11,685	13,167	—	31,066	36,110	—
Cash distribution received from equity method investments – Mardi Gras Joint Ventures	17,690	14,649	—	52,610	50,566	—
Less:
Income from equity method investments – Mars	10,993	12,241	—	28,926	31,057	—
Income from equity method investments – Mardi Gras Joint Ventures	13,156	10,340	—	39,633	35,205	—
Adjusted EBITDA	46,453	49,369	$19,627	136,118	146,911	61,442
Less:
Adjusted EBITDA attributable to non-controlling interests	14,152	11,719		42,088	40,453
Adjusted EBITDA attributable to the Partnership	32,301	37,650		94,030	106,458
Add:
Net adjustments from volume deficiency agreements	—	(2,676)		—	(1,853)
Less:
Net interest paid/(received)	200	(20)		600	126
Maintenance capital expenditures	(750)	869		(309)	1,341
Cash available for distribution attributable to the Partnership	$32,851	$34,125		$93,739	$103,138

FOR IMMEDIATE RELEASE Houston November 14, 2018

RECONCILIATION OF ADJUSTED EBITDA AND CASH AVAILABLE FOR DISTRIBUTION TO NET CASH PROVIDED BY OPERATING ACTIVITIES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(in thousands of dollars)		Predecessor		Predecessor
Net cash provided by operating activities	$45,649	13,815	$133,486	$34,263
Add:
Income tax expense	—	7,403	—	23,219
Interest (income) expense, net	(20)	—	119	—
Distributions in excess of earnings from equity method investments	4,309	—	15,362	—
Change in other assets and liabilities	(513)	(2,043)	(1,916)	4,639
Less:
Non-cash adjustments	56	(452)	140	679
Adjusted EBITDA	49,369	$19,627	146,911	$61,442
Less:
Adjusted EBITDA attributable to non-controlling interests	11,719		40,453
Adjusted EBITDA attributable to the Partnership	37,650		106,458
Add:
Net adjustments from volume deficiency agreements	(2,676)		(1,853)
Less:
Net interest paid/(received)	(20)		126
Maintenance capital expenditures	869		1,341
Cash available for distribution attributable to the Partnership	$34,125		$103,138

FOR IMMEDIATE RELEASE Houston November 14, 2018

SELECTED OPERATING DATA (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
Pipeline throughput (thousands of barrels per day) (1)(2)	2018	2017	2018	2017
BP2	276	312	286	288
Diamondback	52	44	69	56
River Rouge	70	61	65	60
Total Wholly Owned Assets	398	417	420	404

Mars	580	480	499	476

Caesar	214	208	198	216
Cleopatra (3)	24	23	23	25
Proteus	150	157	169	159
Endymion	150	157	169	159
Mardi Gras Joint Ventures	538	545	559	559

Average revenue per barrel ($ per barrel)(2)(4)
Total Wholly Owned Assets	$0.77	$0.71	$0.73	$0.73
Mars	1.22	1.43	1.21	1.41
Mardi Gras Joint Ventures	0.68	0.66	0.66	0.67

(1)	Pipeline throughput is defined as the volume of delivered barrels.

(2)
Interests in Mars and Mardi Gras were contributed to the Partnership on October 30, 2017. Throughput and average revenue per barrel for Mars and the Mardi Gras Joint Ventures are presented on a 100% basis for the three and nine months ended September 30, 2018 and 2017. Data presented for Mars and Mardi Gras Joint Ventures for the three and nine months ended September 30, 2017 are for informational purposes only and are not included in our Predecessor financial results.

(3)	Natural gas is converted to oil equivalent at 5.8 million cubic feet per one thousand barrels.

(4)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period.

FOR IMMEDIATE RELEASE Houston November 14, 2018

CAPITAL EXPENDITURES(1) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
(in thousands of dollars)		Predecessor		Predecessor
Cash spent on maintenance capital expenditures	$869	$223	$1,341	$2,063
Increase/(Decrease) in accrued capital expenditures	(30)	73	149	(1,278)
Total capital expenditures incurred	$839	$296	$1,490	$785

(1)	Capital expenditures presented above are related to the Wholly Owned Assets.

FOR IMMEDIATE RELEASE Houston November 14, 2018

SELECTED BALANCE SHEET DATA (UNAUDITED)

(in thousands of dollars)	September 30, 2018	December 31, 2017
Cash and cash equivalents	$49,354	$32,694
Property, plant and equipment, net	68,990	69,488
Total assets	598,755	605,658
Short-term debt	—	15,000
Equity	586,793	580,855

November 14, 2018

The information in this release reflects the unaudited consolidated financial position and results of BP Midstream Partners LP.